Exhibit 23.5

Marc Rougier, ing.

Principal Geotechnical Engineer

WSP Canada Inc.

CONSENT OF QUALIFIED PERSON

I, Marc Rougier, state that I am responsible for preparing or supervising the preparation of parts of the amended technical report summary titled “SEC Technical Report Summary, Pre-Feasibility Study on the Whabouchi Mine, Nemaska, Quebec” with an original report date of 8 September, 2023 and amended on 14 November, 2023, as signed and certified by me (as amended, the “Technical Report Summary”).

Furthermore, I state that:

(a)
I consent to the public filing by Livent Corporation (the “Company”) of the Technical Report Summary, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to the Company’s Current Report on Form 8-K dated 15 November 2023 (the “Form 8-K”), which Form 8-K is incorporated by reference in the Registration Statements (as defined below);

(b)
I consent to the incorporation by reference of the Technical Report Summary into (i) the Company’s Registration Statement on Form S-3 (Registration No. 333- 256939) and Registration Statements on Form S-8 (Registration Nos. 333-251997, 333- 232043, 333-230076, 333-230044, and 333-227776) and (ii) Arcadium Lithium plc’s Registration Statement on Form S-4 (Registration No. 333-273360) (collectively, the “Registration Statements”), which are the documents that the Technical Report Summary supports (collectively, including the Form 8-K and the other documents incorporated by reference therein, the “Documents”);

(c)	I consent to the use of my name in the Documents and to any quotation from or summarization in the Documents, of the parts of the Technical Report Summary for which I am responsible.

(d)
I am responsible for authoring, and this consent pertains to, Sections 1.23.3, 12.4.2 and 23.4 of the Technical Report Summary. I further confirm that I have read the Documents, and that the descriptions and references to the Technical Report Summary in the Documents fairly and accurately reflect, in the form and context in which they appear, the information in the parts of the Technical Report Summary for which I am responsible.

Dated at Oakville, Ontario, Canada this 15 of November, 2023.

/s/ Marc Rougier
Signature of Qualified Person

Marc Rougier, ing. OIQ 5055818